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                                                                  EXHIBIT 4.1(s)

[LETTERHEAD OF THE CIT GROUP APPEARS HERE]


                                                November 18, 1996

J.S. Oshman and Co., Inc.
Oshman Sporting Goods Co., Alabama
Oshman Sporting Goods Co., Arizona
Oshman Sporting Goods Co., Arkansas
Oshman Sporting Goods Co., California
Oshman Sporting Goods Co., Colorado
Oshman Sporting Goods Co., Florida
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii
Oshman Sporting Goods Co., Kansas
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Michigan
Oshman Sporting Goods Co., Minnesota
Oshman Sporting Goods Co., Missouri
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey
Oshman Sporting Goods Co., New Mexico
Oshman Sporting Goods Co., New York
Oshman Sporting Goods Co., Ohio
Oshman Sporting Goods Co., Oklahoma
Oshman Sporting Goods Co., Oregon
Oshman Sporting Goods Co., South Carolina
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas
Oshman Sporting Goods Co., Utah
Oshman Sporting Goods Co., Washington
Oshman's Ski Skool, Inc.
Oshman's Sporting Goods, Inc.-Services
2302 Maxwell Lane
Houston, TX

Gentlemen:
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Reference is made to the (a) Financing Agreement among us, dated August 31, 1992 as amended, modified and supplemented from time to time (herein "the Financing Agreement"), inter alia, by that (b) letter among us, dated as of October 27, 1995 (the "October 1995 Amendment") and (c) letter among us dated November 4, 1994 (the "November 1994 Amendment"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

Pursuant to mutual understanding, the Financing Agreement is hereby amended as follows:

1. The definition of "Revolving Line of Credit" appearing in Section 1 of the Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

    "REVOLVING LINE OF CREDIT shall mean the commitment of CITBC to make loans and advances and issue Letter of Credit Guaranties, all pursuant to and in accordance with Sections 3 and 4 of this Financing Agreement, to each of the Companies in the aggregate amount of $55,000,000 (the "Old Revolving Line of Credit"), but subject to CITBC's discretion to make Overadvances, provided, however, that the Old Revolving Line of Credit may be increased by three separate increments of $5,000,000.00 each (each an "Increment") at the election of the Companies, provided further that in any instance that the Companies so elect an Increment, the effectiveness of such Increment is conditioned upon: (i) no Default is then in existence or no Event of Default has occurred which has not been waived; (ii) the Companies shall have given CITBC fifteen (15) days prior written notice of its request to increase the Revolving Line of Credit by such Increment; (iii) in no event shall the Revolving Line of Credit exceed the amount of $70,000,000.00 in the aggregate."

    Notwithstanding any such increase in the Revolving Line of Credit, all loans, advances and extensions of credit to you pursuant to Section 3 and 4 of the Financing Agreement shall be within the Borrowing Base.

2. The figure "$55,000,000.00" as it appears in the definition of Availability is hereby amended to read the "Old Revolving Line of Credit plus any Increments thereto".

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3.  The definition of "Availability Reserve" appearing in Section 1 of the
    Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof: "Availability Reserve shall mean at any time of determination an amount equal to the sum of the then undrawn amount of all outstanding Letters of Credit".

4. The definition of "Eligible Inventory" appearing in Section 1 of the Financing Agreement is hereby amended by deleting the period and adding the following to the end of the first sentence:"; and (p) a reserve in the amount of (i) $4,166,667.00 when the Inventory advance rate is sixty percent (60%) and (ii) $3,846,154.00 when the Inventory advance rate is sixty-five per cent (65%), on a continuing basis in lieu of landlord waivers in favor of CITBC for leased retail stores."

5. At your request, we have as an accommodation granted to the Companies a seasonal advance rate of sixty-five percent (65%) of the aggregate value of each of the Companies respective Eligible Inventory determined at cost as set forth in subparagraph a of paragraph 1 of Section 3 of the Financing Agreement (herein the "Seasonal Inventory Advance Rate") which is five percent (5%) greater than the advance rate set forth in such subparagraph effective for the periods: (a) June 15th through August 15th commencing June 15, 1997 and (b) September 15th through December 15th commencing the date of this amendment, so long as the Financing Agreement is in full force and effect subject to the absence of any Default or Event of Default which has not been waived (herein each a "Seasonal Inventory Advance Rate Period").

    In furtherance of the foregoing, effective immediately, the percentage which appears as "sixty percent (60%)" in subparagraph a) of paragraph 1 of
    Section 3 of the Financing Agreement is amended to read "sixty-five percent (65%)" solely and exclusively from the date of this amendment through December 15, 1996, and for each Seasonal Inventory Advance Rate Period thereafter, provided that:

    (i) notwithstanding such increase in the inventory advance rate for such period, all loans advances and extensions of credit to you pursuant to Sections 3 and 4 of the Financing Agreement shall be within the Borrowing Base, as herein amended;

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    (ii)  effective (a) August 16th of each year through and including the following September 14th and (b) December 16th of each year through and including the following June 14th, such Seasonal Inventory Advance Rate shall automatically revert back to sixty percent (60%); and

    (iii) such Seasonal Inventory Advance Rate shall only be effective absent the occurrence of a Default or an Event of Default which has not been waived.

6. Paragraph 4 appearing in the November 1994 Amendment is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

    "At your request, we have, as an accommodation to the Companies, granted to the Companies a seasonal overline facility (herein the "Seasonal Overline") in excess of the limitations set forth under the Financing Agreement effective September 15th through December 15th of each year so long as the Financing Agreement is in full force and effect, subject to the absence of any Default or Event of Default which has not been waived (herein "Seasonal Overline Period"). During such Seasonal Overline Period, the Seasonal Overline shall not exceed $15,000,000 in the aggregate at any one time."

    In furtherance of the foregoing, effective immediately the dollar amount equal to the Old Revolving Line of Credit plus any Increment (herein the "Current Revolving Line of Credit") as it appears in the definitions of Revolving Line of Credit and Availability is amended to read the Current Revolving Line of Credit plus $15,000,000 solely and exclusively from the date of this amendment, through December 15, 1996, and for each Seasonal Overline Period in each year thereafter, provided that:

    (i) notwithstanding such increase in the Current Revolving Line of Credit for such period, all loans, advances and extensions of credit to you pursuant to Section 3 and 4 of the Financing Agreement shall be within the Borrowing Base;

    (ii) effective December 16, 1996 and December 16th of each year thereafter through and including the following September 14th such dollar amounts in the definitions of Revolving Line of Credit and

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        Availability shall automatically revert back to the Current Revolving
        Line of Credit;

        (iii) such Seasonal Overline facility shall (a) be made subject to, and in accordance with, all of the terms, provisions and conditions of the Financing Agreement; (b) bear interest at the rate set forth in Paragraph 1 of Section 7 of the Financing Agreement; (c) be secured by all liens upon, and security interest in, all Accounts and other Collateral under the Financing Agreement and any other of the Companies' assets or property now or hereafter subject to a lien or security interest in our favor or for our benefit, including without limitation the assets pledged to us by the Guarantors; and (d) be made available absent the occurrence of a Default or an Event of Default which has not been waived.

     It is hereby understood and agreed that if said Seasonal Overline facility is not paid in full on or prior to December 16th following such Seasonal Overline Period it will be deemed an Event of Default as defined in the Financing Agreement.

7. Effective August 31, 1996, the figure "$70,000" in the definition of "Collateral Management Fee" in Section 1 of the Financing Agreement is hereby deleted, and the figure "$90,000" is hereby substituted in lieu thereof.

8. The definition of "Chemical Bank Rate" appearing in Section 1 is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

     "THE CHASE MANHATTAN BANK RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers)."

9. The definition of "Line of Credit Fee" appearing in Section 1 of the Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

     "LINE OF CREDIT FEE shall: i) mean the fee due CITBC at the end of each month


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        for the Current Revolving Line of Credit plus the Seasonal Overline during the Seasonal Overline Period, and ii) be determined by multiplying x) the difference between the Revolving Line of Credit less the sum of a) the average daily Revolving Loans outstanding during such month and b) the average daily undrawn face amount of all outstanding Letters of Credit, for said month by y) three hundred and seventy-five thousandths of one percent (.375%) per annum for the number of days in said month during which this Financing Agreement was in effect."

10. The definition of "Anniversary Date" is hereby amended by deleting it in its entirety, and the following is substituted in lieu thereof:

        "ANNIVERSARY DATE shall mean the date occurring seven (7) years from August 31, 1992 and the same date in every year thereafter, provided however, that if the Companies give notice, in accordance with Section 10 of this Financing Agreement, to terminate, on an Anniversary Date, and such date is not a business day, then the Anniversary Date shall be the next succeeding business day. "

11. The definition of "Early Termination Fee" appearing in Section 1 of the Financing Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

        "EARLY TERMINATION FEE shall: i) mean the fee CITBC is entitled to charge the Company in the event the Companies or any one of them terminate the Revolving Line of Credit or this Financing Agreement on a date prior to (but not on) the initial or any subsequent Anniversary Date; and ii) be determined by calculating the sum of (a) the average daily balance of the Revolving Loans for the period from the date of this Financing Agreement to the Early Termination Date and (b) the average daily undrawn face amount of the Letters of Credit outstanding for the period from the date of the Financing Agreement to the Early Termination Date and multiplying that sum by (i) three percent (3%) per annum for the number of days from the Early Termination Date to August 31, 1999 (the "Next Anniversary Date") if the Early Termination Date is on or prior to August 31, 1997, or (ii) two percent (2%) per annum for the number of days from the Early Termination Date to the Next Anniversary Date if the Early Termination Date is subsequent to August 31, 197 and on or prior to August 31, 1998, and (iii) one percent (1%) per annum for the number of days from the

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     Early Termination Date to the Next Anniversary Date if the Early
     Termination Date is subsequent to August 31, 1998 but on a date which is prior to the Next Anniversary Date."

12. Section 7 of the Financing Agreement is hereby amended by deleting paragraph 1(A) and 1(B) in its entirety and substituting the following in lieu thereof:

     "1. Interest on the Revolving Loans shall be payable monthly as of the end of each month and shall be an amount equal to a) the sum of zero percent (.0%) and The Chase Manhattan Bank Rate, on a per annum basis, on the average of the net balances owing by all of the Companies to CITBC in the Collective Account at the close of each day during such month on balances other than Libor Loans and
b) two and one half percent (2 1/2%) plus Libor on any Libor Loan as to any then outstanding Revolving Loans which are Libor Loans, on a per annum basis, on the average of the net balances of such Libor Loans owing by the Companies to CITBC in the Collective Account at the close of each day during such month for the Libor Period; but in no event shall the interest charged hereunder exceed the Maximum Legal Rate. The Companies may elect to use Libor as to any then outstanding Revolving Loans provided x) there is then no Event of Default, y) the Companies have so advised CITBC of their election to use Libor and the Libor Period is selected no later than two (2) business days preceding the first day of a Libor Period and z) the election and Libor shall be effective, provided, there is then no Event of Default, on the third business day following said notice. The Libor elections must be for integral multiples of $1,000,000.00 and the Companies shall pay CITBC a non-refundable Libor Processing Fee upon the effective date of each Libor Loan provided however that there shall be no Libor Processing Fee for the first four (4) Libor Loans in any calendar year which have a three (3) month Libor Period. If no such election is timely made or can be made or Libor can not be determined, then CITBC shall use The Chase Manhattan Bank Rate to compute interest. In the event of any change in said The Chase Manhattan Bank Rate, the rate under clause "a)" above shall change, as of the first of the month following any change, so as to remain zero percent (.0%) above The Chase Manhattan Bank Rate. The rates hereunder shall be calculated based on a 360 day year for actual days elapsed. CITBC shall be entitled to charge the Companies Collective Account at the rate provided for herein when due until all Obligations have been paid in full."


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        It is hereby understood and agreed that if the loans, advances and extensions of credit are not within the Borrowing Base set forth in the Financing Agreement following such Seasonal Inventory Advance Rate Period, it shall be deemed an Event of Default hereunder. Any Obligations in excess of the limitations set forth herein which remain outstanding upon the expiration of any Seasonal Inventory Advance Rate Period are payable on demand.

13. Paragraph 5 of Section 12 of the Financing Agreement is hereby amended by deleting "fifty-one percent (51%)" appearing in line 12 of such paragraph and substituting "forty-one percent (41%)" in lieu thereof.

14. Prior to the effective date of this amendment, the Collateral Management Fee was $70,000.00. If the Companies have paid CITBC the old Collateral Management Fee on August 31st, the Companies shall, upon the date the initial Increment is made pursuant to the definition of Revolving Line of Credit as stated in Section 1 of this Financing Agreement, pay to CITBC the sum of $20,000.00.

15. The effectiveness of the amendment of the "Line of Credit Fee" in paragraph 9 above shall be upon the date the initial increment is made pursuant to the definition of Revolving Line of Credit as stated in
        Section 1 of this Financing Agreement.

Except as otherwise provided herein, no other change in any of the terms or provisions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.


                                             Very truly yours,

                                             THE CIT GROUP/BUSINESS CREDIT, INC.

                                             By /s/ [Signature Appears Here]
                                                --------------------------------
                                             Title: Assistant Secretary

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Read and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS, INC.-SERVICES

By /s/ [Signature Appears Here]
   ----------------------------------------------
   Title: Vice President-Chief Accounting Officer
          of each of the above Companies

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